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                                                                     EXHIBIT 1.1




                             UNDERWRITING AGREEMENT


                                  $40,000,000

                    MISSISSIPPI BUSINESS FINANCE CORPORATION
                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
                      (KIMBERLY-CLARK CORPORATION PROJECT)
                                  SERIES 1994


                 UNDERWRITING AGREEMENT dated ___________, 1994, among MISSISSIPPI BUSINESS FINANCE CORPORATION (the "Issuer"), KIMBERLY-CLARK CORPORATION (the "Company") and GOLDMAN, SACHS & CO. (the "Underwriter").

                 1.       Background

                          (a)     The Issuer proposes to enter into an
Industrial Development Financing Agreement dated as of ___________ 1, 1994 (the "Agreement") with the Company pursuant to which the Issuer will agree to provide funds for financing the costs of acquiring, constructing and installing certain equipment (the "Project") at a production facility of the Company in Alcorn County, Mississippi. Under the Agreement, the Company will agree to pay to the Issuer moneys sufficient to pay the principal of and interest on the bonds identified in the heading above (the "Bonds") and certain administrative expenses. The Issuer proposes to issue and sell the Bonds to the Underwriter who will in turn make a public offering thereof, and, subject to the terms of the Agreement and the Indenture (hereinafter defined), the Company will use the proceeds of such Bonds for the Project.

                          (b)     The Bonds will be issued pursuant to
Resolutions adopted by the Issuer on ______________, 1994 (the "Proceedings") and will be secured under a Trust Indenture dated as of ____________ 1, 1994 (the "Indenture") between the Issuer and Bank of America Texas, National Association, as trustee (the "Trustee"). The Bonds will be limited obligations of the Issuer payable solely from payments by the Company under the Agreement. The Company's obligation to make payments under the Agreement shall be evidenced by the issuance of its ___% Debenture (the "Debenture") under its First Amended and Restated Indenture dated as of March 1, 1988, as amended by the First Supplemental Indenture dated November 6, 1992 and the Second Supplemental Indenture dated _____________ (the "Debenture Indenture") to Bank of America National Trust and Savings Association (the "Debenture Trustee"). All of the Issuer's rights under the Agreement (except certain rights to receive fees and expenses and rights of indemnification) will be assigned to the Trustee as security for the Bonds. The Bonds will mature, bear interest, and be subject
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to the other terms and provisions set forth in the Official Statement
(hereinafter defined). The terms and provisions of the Debenture have been approved by the Company.

                          (c)     To induce the Underwriter to enter into this
Underwriting Agreement and to purchase the Bonds at the price set forth herein and bearing interest at the rate indicated in the Final Official Statement (hereinafter defined), the Issuer and the Company have executed and delivered this Underwriting Agreement. The Issuer and the Company each acknowledge that the Issuer will sell the Bonds to the Underwriter and the Underwriter will make a public offering thereof in reliance on the representations, warranties, covenants and indemnity herein set forth.

                          (d)     A Preliminary Official Statement dated
________, 1994 and a Final Official Statement dated ________, 1994 have been delivered to the parties hereto. The Preliminary Official Statement and the Final Official Statement, as they may be amended or supplemented, are referred to collectively as the "Official Statement."

                          (e)     Insofar as the Bonds may be deemed, pursuant
to Rule 131 under the Securities Act of 1933, to include a separate security in the form of undivided interests in the Agreement, the Company will endorse and join in the execution of the Indenture as the issuer of such security.

                 2.       Purchase, Sale and Closing.

                          (a)     Subject to the terms and conditions and in
reliance on the representations, warranties, covenants and indemnity set forth herein, the Underwriter shall purchase from the Issuer, and the Issuer shall sell to the Underwriter, the Bonds. The purchase price shall be ___% of the principal amount thereof plus interest accrued to the date of Closing (hereinafter defined), if any, and shall be payable in same day settlement funds to the order of the Trustee for the account of the Issuer. Closing (the "Closing") will be at ____________________________ at 10:00 A.M. prevailing local time on ___________, 1994 (the "Closing Date") or at such other place or other date or time as may be agreed to by the parties hereto. The Bonds will be delivered in New York, New York through the facilities of The Depository Trust Company in fully registered form and registered in such names as requested by the Underwriter a reasonable period before Closing and will be made available to the Underwriter for inspection at least one business day prior to the date of Closing.





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                          (b)     The Underwriter proposes to offer the Bonds
for sale upon the terms and conditions set forth in the Final Official
Statement.

                 3. Issuer's Representations. The Issuer makes the following representations, all of which will survive the purchase and offering of the Bonds:

                          (a)     the Issuer is a public corporation of the
State of Mississippi with authorization to issue the Bonds under the laws of the State of Mississippi, particularly Section 57-10-401, et seq., of the Mississippi Code of 1972, as amended and supplemented (the "Act"). The Issuer has complied in all respects with, and the issuance of the Bonds pursuant to, and the consummation of the other transactions contemplated by, this Underwriting Agreement, the Indenture and the Agreement, in accordance with the terms thereof, will comply in all respects with, the Constitution and laws of the State of Mississippi and particularly the Act.

                          (b)     The information about the Issuer contained in
the Official Statement is true and does not contain any untrue statement of a material fact and does not omit and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Issuer has authorized the delivery of the Official Statement and approves and consents to the use of the information about the Issuer therein by the Underwriter.

                          (c)     The Issuer has duly adopted the Proceedings
in accordance with all requirements of Mississippi law and procedural rules of the Issuer, and the Proceedings are in full force and effect on the date hereof. The Issuer has duly authorized the execution and delivery of the Agreement and the Indenture, the issuance and sale of the Bonds, and all actions necessary or appropriate to carry out the same.

                          (d)     This Underwriting Agreement has been duly
authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer. The Agreement, the Bonds and the Indenture, when executed and delivered by the Issuer, will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, subject to equitable principles and federal and state laws affecting the enforcement of creditors' rights generally.

                          (e)     There is no action, suit, proceeding, inquiry
or investigation at law or in equity or before or by any court, public board or body pending or, to the knowledge of the Issuer,





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threatened against or affecting the Issuer wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or by the Official Statement or the validity or the enforceability of the Bonds, the Agreement, the Indenture or this Underwriting Agreement.

                          (f)     The execution and delivery by the Issuer of
the Bonds, the Agreement, the Indenture and this Underwriting Agreement and compliance by the Issuer with the provisions thereof will not conflict with or constitute on the part of the Issuer a breach of or a default under any existing law, court or administrative regulation, decree or order or any agreement, indenture, mortgage, lease or other instrument to which the Issuer is subject or by which the Issuer is or may be bound. No representation is made with respect to Blue Sky or other state securities laws.


                 4. Company's Representations. The Company makes the following representations, all of which will survive the purchase and offering of the Bonds:


                          (a)     A registration statement in respect of the
undivided interests in the Agreement and the undivided interests in the Debenture (collectively, the "Securities") has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to the parties hereto, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; except for pre-effective amendments thereto in the form previously delivered to the Underwriter, no other document with respect to such registration statement or other document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Securities Act"), being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the registration statement at the time it was declared effective and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as




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amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, being hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

                          (b)     No order preventing or suspending the use of
any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

                          (c)     The documents incorporated by reference in
the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission





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thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

                          (d)     The Registration Statement conforms, and the
Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

                          (e)     The information with respect to the Company
and the Project and the descriptions of the Bonds, the Agreement and the Indenture contained in the Official Statement do not contain an untrue statement of a material fact or omit to state a material fact necessary to make such information and descriptions, in light of the circumstances under which they were made, not misleading. The Company has authorized the use of the Official Statement by the Underwriter; and the Company deems the Preliminary Official Statement to be "final" and the Final Official Statement to be "complete" within the meaning of Rule 15c2-12 under the Securities Exchange Act of 1934.

                 5. Issuer's Covenant. The Issuer will cooperate in qualifying the Bonds for offer and sale under the Blue Sky or other securities laws of such jurisdictions of the United States of America as are designated by the Underwriter; provided, however, that the Issuer shall not be required to consent to service of process in any jurisdiction other than the State of Mississippi nor shall it be required to pay any costs or expenses of qualification of the Bonds.

                 6. Company's Covenants. The Company agrees with the Underwriter and the Issuer:





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                          (a)     To prepare the Prospectus in a form approved
by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Underwriting Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Closing which shall be disapproved by the Underwriter promptly after reasonable notice thereof; to advise the Underwriter, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                          (b)     If, at any time when a prospectus relating to
the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.





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                          (c)  To promptly notify the Underwriter of any
material change occurring before Closing or thereafter during the initial distribution of the Bonds, which would require a change in the Official Statement in order to make the statements therein not misleading in connection with the sale of the Bonds. After such notification, if, in the opinion of the Company, the Underwriter or Counsel for the Underwriter, a change would be required in the Official Statement in order to make the statements therein true and not misleading, then such change will be made in the Official Statement and the Company will supply copies of the Official Statement as so amended to the Underwriter for distribution.

                          (d)     To promptly from time to time to take such
action as the Underwriter may reasonably request to qualify the Bonds and the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Bonds, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                          (e)     To furnish to the Underwriter and counsel for
the Underwriter, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of the Prospectus by the Underwriter or a dealer may be required by the Securities Act and so long as delivery of an Official Statement is required in connection with sales of the Bonds, as many copies of any Preliminary Prospectus and the Prospectus and the Official Statement and any amendments thereof and supplements thereto, respectively, as the Underwriter may reasonably request.

                          (f)     Not later than eighteen months after the date
of this Underwriting Agreement, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries on a consolidated basis (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

                          (g)     During the period beginning on the date of
this Underwriting Agreement and continuing to the earlier of (i) the termination of trading restrictions on the Bonds, as notified to the Company by the Underwriter, and (ii) the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after the Closing Date and which are substantially





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similar to the Bonds, without the prior written consent of the Underwriter.

                 7.       Indemnification.

                          (a)     The Company will indemnify and hold harmless
the Underwriter and the Issuer against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or the Issuer may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Preliminary Official Statement, the Final Official Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter and the Issuer for any legal or other expenses reasonably incurred by the Underwriter and the Issuer, respectively, in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or any Preliminary Official Statement, Final Official Statement, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and provided, further, that such indemnity with respect to the Registration Statement, any Preliminary Prospectus or any Preliminary Official Statement shall not inure to the benefit of the Underwriter if the person asserting any such loss, claim, damage or liability purchased the Bonds from the Underwriter and such person did not receive a copy of the Prospectus or the Prospectus as amended or supplemented (excluding documents incorporated by reference) and the Final Official Statement or the Final Official Statement as amended or supplemented at or prior to the confirmation of the sale of the Bonds to such person in any case where such delivery is required by the Securities Act or the rules of the Municipal Securities Rulemaking Board or otherwise and the untrue statement or omission of a material fact contained in the Registration Statement or any such Preliminary Prospectus or in the Preliminary Official Statement was corrected in the Prospectus or the Prospectus as amended or supplemented or the Final Official Statement, or the Final Official Statement as amended or supplemented, respectively.





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                 (b)      The Underwriter will indemnify and hold harmless the
Company and the Issuer against any losses, claims, damages or liabilities to which the Company or the Issuer may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Official Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Official Statement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and the Issuer for any legal or other expenses reasonably incurred by the Company and the Issuer, respectively, in connection with investigating or defending any such action or claim. The Issuer and the Company acknowledge that the statements set forth under the heading "Underwriting" constitute the only information furnished in writing by the Underwriter for inclusion in the documents referred to in the foregoing indemnity and the Underwriter hereby confirms that such statements are correct.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expense of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.





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                 (d)      If the indemnification provided for in this Section 7
is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Bonds or the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of the Bonds (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Bonds offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged





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omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer and to each person, if any, who controls the Underwriter or the Issuer within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Issuer and to each person, if any, who controls the Company or the Issuer within the meaning of the Securities Act. The Company and the Underwriter acknowledge that for purposes of this Section 7, references to the Issuer include employees, agents and attorneys of the Issuer.

                 8. Conditions of Closing. The Underwriter's obligation to purchase the Bonds hereunder shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the accuracy in all material respects of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions:

                          (a)     (i) the Prospectus shall have been filed with
the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a) of this Underwriting Agreement; (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information by the Commission in connection with the Registration Statement shall have been complied with to the reasonable satisfaction of the Underwriter.

                          (b)     The Bonds, the Agreement, the Debenture and
the Indenture shall have been duly authorized, executed and delivered in the forms heretofore approved by the Underwriter with only such changes as shall be mutually agreed upon by the Issuer, the Company and the Underwriter.

                          (c)     The Issuer's representations hereunder shall
be true in all material respects on and as of the Closing Date and shall be confirmed by certificates dated as of the Closing.

                          (d)     The Issuer shall have performed its
obligations hereunder in all material respects.





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                          (e)     The Underwriter shall have received an
opinion of Watkins Ludlam & Stennis, Bond Counsel, dated as of the Closing Date, to the effect that:

                                  (i)  The Issuer is a public corporation of
         the State of Mississippi with full power and authority to execute and deliver the Agreement, the Indenture and this Underwriting Agreement and to perform its obligations under the Agreement, the Indenture and this Underwriting Agreement.

                                  (ii)  The Bonds, the Agreement, the Indenture
         and this Underwriting Agreement have been duly executed and delivered on behalf of the Issuer and are valid, legal and binding obligations of the Issuer, subject to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally. The Bonds are entitled to the benefit and security of the Indenture.

                                  (iii)  No additional or further approval,
         consent or authorization of any governmental or public agency or authority not already obtained is required by the Issuer in order to
         (a) issue or sell the Bonds or (b) enter into and perform the obligations of the Issuer under the Bonds, the Agreement, the Indenture and this Underwriting Agreement.

                                  (iv)  No registration of the Bonds under the
         Securities Act is required in connection with the offer and sale of the Bonds.

                                  (v)  The summary descriptions in the Final
         Official Statement under the captions "The Bonds," "The Indenture" and "The Agreement" and the summary descriptions in the Prospectus under the captions "The Agreement" and "The Indenture" insofar as such descriptions purport to summarize certain provisions of the Bonds, the Indenture and the Agreement, fairly and accurately present the information purported to be shown with respect thereto.

                 Counsel shall also state that based upon their participation incident to their activities as Bond Counsel, in the preparation of the Official Statement and without having undertaken to determine independently the accuracy, completeness or fairness of the information contained in the Official Statement, nothing has come to such counsel's attention which would lead them to believe that the Official Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                          (f)  The Underwriter shall have received an opinion
of Holcomb, Dunbar, Connell, Chaffin & Willard, Issuer's Counsel, dated as of the Closing Date, to the effect that:

                                  (i)  The Issuer is a public corporation of
         the State of Mississippi with full power and authority to execute and deliver the Agreement, the Indenture and this Underwriting Agreement and to perform its obligations under the Agreement, the Indenture and this Underwriting Agreement.

                                  (ii)  The members of the Issuer and officers
         of the Issuer identified in the certificates of the Issuer delivered at Closing have been duly elected or appointed and are qualified to serve as such.

                                  (iii)  The Bonds, the Agreement, the
         Indenture and this Underwriting Agreement do not violate or conflict with the provisions of any indenture, mortgage, agreement or other instrument to which the Issuer is a party or by which it or its properties may be bound.

                                  (iv)  The Bonds, the Agreement, the Indenture
         and this Underwriting Agreement have been duly executed and delivered on behalf of the Issuer and are valid, legal and binding obligations of the Issuer, subject to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally. The Bonds are entitled to the benefit and security of the Indenture.

                                  (v)  There is, to the best of such counsel's
         knowledge and information, no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body, pending or, to the best of such counsel's knowledge and information, threatened against or affecting the Issuer, wherein an unfavorable decision, finding or ruling would adversely affect the transactions contemplated by the Official Statement and this Underwriting Agreement.

                                  (vi)  The Proceedings have been duly adopted
         by the Issuer, comply in all respects with the procedural rules of the Issuer and the requirements of Mississippi law and remain in full force and effect on the date hereof.

                                  (vii)  This Underwriting Agreement has been
         duly authorized, executed and delivered by the Issuer.

                          (g)     The Underwriter shall have received the
opinion of O. George Everbach, Esquire, Senior Vice President-Law and Government Affairs, Counsel to the Company, dated as of the Closing, to the effect that:

                                (i)        The Company has been duly
         incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power to own its properties and conduct its business as described in the Prospectus as amended or supplemented, if applicable.



                               (ii)        To the best of such counsel's
         knowledge there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body involving the Company or any of its properties required to be disclosed in the Registration Statement or the Official Statement which is not adequately disclosed in the Prospectus as amended or supplemented, or the Official Statement; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented, if applicable, or required to be described in the Registration Statement or the Prospectus as amended or supplemented, or the Official Statement, if applicable, which are not filed or incorporated by reference or described as required.


                              (iii) This Underwriting Agreement has been duly authorized, executed and delivered by the Company.


                               (iv)        The Debenture has been duly
         authorized by the Company and when duly executed and authenticated in accordance with the provisions of the Debenture Indenture, will constitute a valid and legally binding obligation of the Company entitled to the benefits provided by the Debenture Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights and to general equity principles; and the Bonds, the Debenture, the Indenture and the Debenture Indenture conform in all material respects to the description thereof in the Prospectus as amended or supplemented, or the Official Statement, as the case may be.


                                (v)        The Debenture Indenture has been
         duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights and to general equity principles.

                               (vi)        The Agreement has been duly
         authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights and to general equity principles.

                              (vii) The issuance and sale of the Bonds, the issuance of the Debenture and the compliance by the Company with the provisions of the Bonds, the Debenture, the Indenture, the Debenture Indenture, the Agreement and this Underwriting Agreement and the consummation of the transactions relating to the Bonds contemplated herein and therein will not conflict with or result in a breach of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument in respect of indebtedness for money borrowed known to such counsel to which the Company is a party or by which the Company is bound or, to the knowledge of such counsel, any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or, to the knowledge of such counsel, any statute or any order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required on the part of the Company for the issuance and sale of the Bonds or the consummation of the transactions relating to the Bonds contemplated by this Underwriting Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws.

                             (viii) The documents or portions thereof, if any, incorporated by reference in the Prospectus (other than the financial statements, related schedules and other financial and statistical information included therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                               (ix)        The Indenture and the Debenture
         Indenture have been duly qualified under the Trust Indenture Act. The Registration Statement and the Prospectus as amended or supplemented, if applicable (other than the financial statements, related schedules and other financial and statistical information included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations thereunder; and, although such counsel is not passing upon, and does not assume responsibility for the accuracy, completeness or fairness of statements contained in the Registration Statement or the Prospectus as amended or supplemented, if applicable, or the Official Statement (except as to the matters specified in the last clause of subparagraph
         (iv) of this paragraph (g)), nothing has come to the attention of such counsel that causes such counsel to believe that either the Registration Statement or the Prospectus as amended or supplemented, if applicable, or the Official Statement contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                          (h)     The Underwriter shall have received the
opinion of Ballard Spahr Andrews & Ingersoll, counsel to the Underwriter, dated the date of the Closing, with respect to such matters as the Underwriter may reasonably require.

                          (i)     At the date of the Closing, Deloitte & Touche
shall have furnished to the Underwriter a letter or letters (which may refer to letters previously delivered to the Underwriter, a copy of which shall be attached, in which case the letter provided at the date of the Closing shall state that the previous letter can be relied on), dated as of the date of the Closing, in form and substance satisfactory to the Underwriter, stating in effect that:

                                       (i)         they are independent public
         accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder.

                                       (ii)        in their opinion the most
         recent audited financial statements of the Company and the financial statement schedules of the Company audited by them and included or incorporated in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the

         Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder.

                                     (iii)         on the basis of a reading
         of: the financial statements of the Company and its subsidiaries on a consolidated basis (which may be unaudited) included or incorporated by reference in the Registration Statement and the Prospectus; a reading of the minutes of the meetings of the Board of Directors of the Company held subsequent to the date of the most recent audited financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than five business days prior to the date of such letter; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than five business days prior to the date of such letter (which procedures and inquires do not constitute an audit made in accordance with generally accepted auditing standards), nothing came to their attention which caused them to believe that:

                                        (1)     the unaudited financial
                 statements, if any, included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with those of the audited consolidated financial statements included or incorporated by reference in the Registration Statement;

                                        (2)     during the period from the
                 first day following the date of the last financial statements (which may be unaudited) of the Company included or incorporated by reference in the Registration Statement and the Prospectus to the date of the most recently available unaudited condensed consolidated interim financial statements of the Company which have been presented to Deloitte & Touche, there has been any (i) decrease in the outstanding capital stock of the Company or in the consolidated shareholders' equity of the Company other than a decrease resulting from a normal dividend distribution or (ii) increase in the consolidated long-term debt of the Company resulting from the issuance of long term debt, greater than 3%, as compared with amounts shown in the unaudited condensed consolidated balance sheet at the end of the Company's immediately preceding fiscal quarter, except in each case for decreases or increases, as the case may be, which the Registration Statement and Prospectus disclose have occurred or may occur or which are described in such letter; or during such period there were any decreases in consolidated net sales or in consolidated total or per share amounts of income from continuing operations or of net income, as compared with the corresponding period in the preceding year, except in each case for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are described in such letter; or

                                        (3)     the amounts included in any
                 unaudited "capsule" financial information derived from the general accounting records of the Company and included or incorporated by reference in the Registration Statement and Prospectus and the amounts used to compute the ratios set forth in the table of "Ratio of Earnings to Fixed Charges," included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited or unaudited financial statements or schedules prepared by the Company, as the case may be, from which such amounts were derived or that the computation of the ratios set forth in the aforementioned table is not arithmetically correct.

                                  (iv)  they have performed certain other
         specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including certain information included or incorporated in Items 1, 6, 7, and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, and the information included in the "Management Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the general accounting records of the Company and its subsidiaries or schedules prepared by the Company, excluding any questions of legal interpretation.

                          (j)  (i)  Neither the Company nor any of its
subsidiaries shall have sustained since the date of the latest financial statements contained in the Prospectus any loss or interference material to the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity or from any labor dispute or court or governmental action, order or decree and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the capital stock or long-term debt of the Company or any material adverse change, or any development which will result in a material adverse change, in the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise (in any such case described in clause (i) or (ii) hereof) than as set forth or contemplated in the Prospectus, the effect of which (in any such case in clause (i) or (ii) hereof) is in the reasonable judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated in the Official Statement.

                          (k)     Subsequent to the execution of this
Underwriting Agreement, there shall not have occurred any downgrading in any rating accorded to the Company's senior debt securities by Moody's Investor Service Inc. or Standard & Poor's Corporation; provided, however, that this paragraph (k) shall not apply to either of such rating agencies which shall have notified the Underwriter of the rating of the Bonds prior to the execution of this Underwriting Agreement.

                          (l)     Subsequent to the execution of this
Underwriting Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date of this Underwriting Agreement, of a national emergency or war or if a national emergency is in force at the time of the execution of this Underwriting Agreement and subsequent thereto there is an outbreak or escalation of hostilities related to the situation with respect to which such national emergency was declared, the effect of which (in any such case described in clause (i), (ii) or (iii) hereof) in the reasonable judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                          (m)     The Company shall have furnished or caused to
be furnished to the Underwriter at the Closing one or more certificates of officers of the Company reasonably satisfactory to the Underwriter as to the accuracy in all material respects of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, and as to the matters set forth in clauses (iii) and (iv) of paragraph (a) and clauses (i) and (ii) of paragraph
(j) of this Section 8, with the certificate based upon knowledge or belief as to proceedings initiated or threatened referred to in clause (iii) of such paragraph (a) and as to the matters referred to in clause (iv) of such paragraph (a) and clauses (i) and (ii) of such paragraph (j).

                          (n)     The Underwriter shall have been furnished
with such additional documentation and certificates as it may reasonably request to evidence compliance with applicable law and the validity of the Bonds, the Agreement, the Indenture, the Debenture, the Debenture Indenture, the Proceedings and this Underwriting Agreement.

                 If any of the conditions specified in this Section 8 shall not have been fulfilled to the reasonable satisfaction of the Underwriter when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be to the reasonable satisfaction of the Underwriter and its counsel, this Underwriting Agreement and all obligations of the Underwriter hereunder may be cancelled at, or at any time prior to, the date of the Closing by the Underwriter and such cancellation shall not result in any liability on the part of the Issuer, the Company or the Underwriter except as set forth in Section 9. Notice of such cancellation shall be given to the Company by telephone or in the manner described in Section 12 hereof.

                 9. Expenses. The Company covenants and agrees with the Underwriter and the Issuer that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of Bond Counsel, Underwriter's Counsel, Issuer's Counsel, the Company's counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus and the Prospectus and amendments and supplements thereto, the Official Statement and the mailing and delivery of copies thereof to the Underwriter; (ii) the cost of printing this Underwriting Agreement, the Indenture, any blue sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Bonds and the Securities;
(iii) all expenses in connection with the qualification of the Bonds and the Securities for offering and sale under state securities laws, including the disbursements of counsel for the Underwriter in connection with such qualification and in connection with any blue sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Bonds; (v) the cost of preparing the Bonds; (vi) the fees and expenses of the Trustee and the Debenture Trustee and the fees and disbursements of counsel for the Trustee and the Debenture Trustee in connection with the Indenture, the Debenture Indenture, the Bonds and the Debenture; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, the Underwriter will pay all of its own costs and expenses (except the costs and expenses in connection with blue sky qualifications and surveys and of its counsel), transfer taxes on resale of any of the Bonds by it, and any advertising expenses connected with the Bonds and the Securities.

                 10. Reimbursement of Underwriter's Expenses. If the sale of the Bonds provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 8 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter promptly upon demand for all reasonable and detailed out-of-pocket expenses (including reasonable fees and disbursements of counsel as stated with particularity) that shall have been incurred by them in connection with the proposed purchase and sale of the Bonds.

                 11. Execution in Counterparts. This Underwriting Agreement may be executed in any number of counterparts, all of which taken together shall be one and the same instrument, and any party hereto may execute this Underwriting Agreement by signing any such counterpart.

                 12. Notices and Other Actions. All notices, demands, and formal actions hereunder will be in writing mailed, telegraphed, telecopied or delivered to:

                 The Issuer:

                          Mississippi Business Finance Corporation
                          1200 Walter Sillers Building
                          Jackson, Mississippi  39205
                          Attention:  Executive Director

                 The Company:

                          Kimberly-Clark Corporation
                          P.O. Box 619100
                          Dallas, Texas  75261-9100
                          Attention:  Treasurer

                 The Underwriter:

                          Goldman, Sachs & Co.
                          85 Broad Street
                          New York, New York  10004
                          Attention:  Municipal Bond Department


                 13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties and their successors, and will not confer any rights upon any other person.

                 14. Applicable Law. This Underwriting Agreement shall be governed by, and interpreted under, the laws of the State of New York; provided, however, that the rights, duties and obligations of the Issuer shall be governed by the laws of the State of Mississippi.

                 15. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Issuer or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Bonds. The provisions of Sections 7, 9 and 10 hereof shall survive the termination or cancellation of this Underwriting Agreement.

                 IN WITNESS WHEREOF, the Issuer, the Company and the Underwriter, intending to be legally bound, have caused their duly authorized representatives to execute and deliver this Underwriting Agreement as of the date first written above.


                                        MISSISSIPPI BUSINESS FINANCE
                                        CORPORATION


                                        By: __________________________
                                            Executive Director



                                        KIMBERLY-CLARK CORPORATION


                                        By: __________________________




                                        GOLDMAN, SACHS & CO.


                                        ______________________________